Exhibit 10.14

PLEDGE OF SHARES

relating to the pledge of shares (part sociale / Stammanteile)

of BAUSCH & LOMB FRIBOURG SÀRL

dated 15 June 2012

between

BAUSCH & LOMB B.V.

as Pledgor

and

CITIBANK, N.A.

acting as Administrative Agent for itself and for and on behalf of the Secured Parties

and

the entities named in Schedule 1 as the Secured Parties

as Pledgees

BOREL & BARBEY

Geneva

THIS PLEDGE OF SHARES (the “Agreement”) is dated 15 June 2012 and entered into BETWEEN

(1)	Bausch & Lomb B.V., a private company with limited liability incorporated under the laws of the Netherlands, having its corporate seat in Haarlemmermeer, the Netherlands, its registered office at Koolhovenlaan 110, 119 NH Schiphol-Rijk, the Netherlands, and registered with the Chamber of Commerce of Amsterdam under file number 34034628, (the “Pledgor”) of the one part; and

(2)	Citibank, N.A., with registered offices at 1615 Brett Road, Building III, New Castle, Delaware 19720, United States of America, acting for itself and as administrative agent (as defined below) for and on behalf of all present and future Secured Parties (as defined below) pursuant to and under the Credit Agreement (as defined below) (the “Administrative Agent”) (the Secured Parties and the Administrative Agent collectively referred to as the “Pledgees”); and

(3)	the entities named in Schedule 1 (as amended, extended or otherwise modified from time to time) (the “Secured Parties”) of the second part.

RECITALS

(A)	Pursuant to a $2,835,000,000 and €460,000,000 credit agreement dated as of 18 May 2012 as amended, restated or varied from time to time made between (among others) Bausch & Lomb Incorporated as parent borrower, Bausch & Lomb B.V. as Dutch subsidiary borrower, WP Prism Inc as Holdings, Citibank, N.A, as administrative agent, swing line lender and an L/C issuer, JP Morgan Chase Bank, N.A. as an L/C issuer and each lender from time to time party thereto (the “Credit Agreement”) certain facilities were made available on the terms and conditions thereof.

(B)	The Pledgor is the owner of one (1) share (“part sociale/Stammanteil”) of CHF 1,000,000, representing 100% of the share capital of the Swiss Company (as defined below).

(C)

The Administrative Agent is entitled and duly empowered to represent the Secured Parties in any respect and for any action under this Agreement and the security created by or pursuant to this Agreement is to be administered by the Administrative

Pledge of Shares of Bausch & Lomb Fribourg Sàrl

Agent for and on behalf of (“représentant/Stellvertreter”) the Secured Parties pursuant to the relevant provisions of the Credit Agreement and the Foreign Subsidiary Guaranty (as defined below).

(D)	Pursuant to the Credit Agreement and the Foreign Subsidiary Guaranty the parties enter into this Agreement in order to secure the performance of the Secured Obligations (as defined below).

NOW IT IS AGREED as follows:

1.	DEFINITIONS

(a)	In this Agreement, unless the context otherwise requires or unless otherwise defined or provided for in this Agreement, words and expressions shall have the same meanings as are attributed to them under the Credit Agreement or under the Foreign Subsidiary Guaranty. In addition, the following words and expressions shall have the respective meanings ascribed to them:

“Administrative Agent” means Citibank, N.A., acting through one or more of its affiliates and branches, in its capacity as administrative agent and collateral agent under the Loan Documents, or any successor administrative agent and collateral agent.

“Dividends” means all dividend payments resolved by the partners’ meeting of the Swiss Company and effected by the manager(s) of the Swiss Company (as defined below), whether in cash or in the form of additional company share(s) in the Swiss Company (share dividend) or in any other form.

“Enforcement Event” means an Event of Default as specified in Section 8.01 of the Credit Agreement.

“Foreign Subsidiary Guaranty” has the meaning ascribed to such term in the Credit Agreement.

Pledge of Shares of Bausch & Lomb Fribourg Sàrl

“Guaranty Party” shall have the meaning ascribed to it under the Foreign Subsidiary Guaranty.

“Loan Documents” means, collectively, (i) the Credit Agreement, (ii) the Notes, (iii) the U.S. Guaranty, (iv) the Foreign Subsidiary Guaranty, (v) the Dutch Holdings Guaranties, (vi) the U.S. Collateral Documents, (vii) the Non-U.S. Collateral Documents, (viii) the Issuer Documents, (ix) any Incremental Revolving Facility Amendment, (x) any Incremental Term Facility Amendment, (xi) any Refinancing Amendment and (xii) following the execution thereof, any First Lien Intercreditor Agreement and Second Lien Intercreditor Agreement (all such terms as defined in the Credit Agreement).

“Pledge” means the pledge of the Shares (as defined below) pursuant to art. 899 et seqq. of the Swiss Civil Code (“CC”) as constituted in this Agreement.

“Pledged Assets” means the Shares, including all rights, benefits and proceeds in respect of or derived from the Shares and the Dividends.

“SchKG” means the Swiss federal statute on debt collection and bankruptcy (“Bundesgesetz über Schuldbetreibung und Konkurs”) dated 11 April 1889, as amended from time to time, carrying the official designation SR 281.1.

“Secured Obligations” means “Foreign Obligations” as defined in the Foreign Subsidiary Guaranty. No obligations shall be included in the definition of “Secured Obligations” to the extent that, if included, the security interest granted pursuant to this Pledge of Shares or any part thereof would be void as a result of a violation of the prohibition on financial assistance as contained in Articles 2:98c and 2:207c Dutch Civil Code or any other applicable financial assistance rules under any relevant jurisdiction (the “Prohibition”) and all provisions hereof will be construed accordingly. For the avoidance of doubt, this Pledge of Shares will continue to secure those obligations which, if included in the definition of “Secured Obligations”, would not constitute a violation of the Prohibition.

“Secured Parties” shall have the meaning ascribed to it under the Credit Agreement. The Secured Parties on and as of the date hereof are specified in Schedule 1 (Secured Parties) hereto (as amended, extended or otherwise modified from time to time).

Pledge of Shares of Bausch & Lomb Fribourg Sàrl

“Shares” means all of the company share(s) (in French/German: part(s) sociale(s)/ Stammanteil(e)) pursuant to art. 774 of the Swiss Code of Obligations (“CO”) presently or in the future owned by the Pledgor in the Swiss Company and as listed in the Schedule 2 hereto, and in addition thereto, and in accordance with Swiss law, all company share(s), certificates or rights offered, issued or paid by the Swiss Company in substitution or in addition to such Shares, following exchange, merger, redemption, consolidation, division, dividend, subscription for each or otherwise and, generally, all such company share(s), certificates and rights in the capital of the Swiss Company, now or at any time hereafter owned by the Pledgor, together with all present or future accessory rights, interests, benefits, remedies and claims associated with the Shares including but not limited to the right to Dividends or compensation of any kind paid to the Pledgor as owner of the Shares.

“Swiss Company” means the company whose share(s) is(are) subject to the pledge created hereby, i.e. Bausch & Lomb Fribourg Sàrl, a limited liability company (in French/German: “société à responsabilité limitée” / “Gesellschaft mit beschränkter Haftung”) incorporated under the laws of Switzerland, having its registered office at Rue de Lausanne 36, CH 1700 Fribourg, Switzerland, and registered in the Commercial Register of the Canton of Fribourg with the federal register number CH-217.0.135.999-9.

(b)	Reference to a person in this Agreement includes its successors and assigns including, without limitation, any successor or assignee of the Pledgor by way of merger, amalgamation, novation or otherwise.

2.	PLEDGE

(a)	As continuing security for the payment of the Secured Obligations, the Pledgor hereby agrees to pledge and hereby pledges to the Administrative Agent (acting for itself and for and on behalf of the Secured Parties) the Shares and the Dividends (including any Dividend owned as of the date hereof by the Pledgor) until such time when any and all Secured Obligations have been discharged and paid in full and until this Agreement shall be released in accordance with Clause 17 hereof or the terms of the Credit Agreement.

Pledge of Shares of Bausch & Lomb Fribourg Sàrl

(b)	The Administrative Agent is hereby authorised to notify the Swiss Company of all and any rights arising under this Agreement and on the date of this Agreement the Pledgor shall procure that the Swiss Company promptly registers this Pledge in the Swiss Company’s share register and executes and delivers to the Administrative Agent, simultaneously with the signing of this Agreement, and within seven Business Days of the issue of any future Shares, an acknowledgement of pledge and an undertaking in favour of the Pledgees in the form of Schedule 3 hereof.

(c)	This Agreement is independent of and separate from any other security or guarantee, except the Foreign Subsidiary Guaranty, which may have been given on or before the date hereof to the Administrative Agent or to the Pledgees with respect to any Secured Obligations. None of such other securities shall prejudice, or be prejudiced by, or shall be merged in any way with this Agreement as defined therein.

(d)	The Pledgor and the Administrative Agent acknowledge that the Secured Obligations shall rank in accordance with the terms of the Credit Agreement and that accordingly the security interest created by this Pledge Agreement shall secure the Secured Obligations on a first ranking basis.

(e)	The Pledge includes all accessory rights, interest, benefits, remedies and claims appertaining to or derived from the Shares whether already existing or due, or to come into existence or become due in the future including but not limited to interest, distributions, dividends (subject to Clause 6 hereof) or compensation of any kind to be paid to the Pledgor as owner of the Shares, share certificates, subscription rights (including preemptive right (Vorhand-und Vorkaufsrechte) and priority subscription right (Bezugsrecht)), option rights, and liquidation proceeds as well as all securities or rights whatsoever which may substitute or may be offered in exchange for any of the Shares whether by operation of law or otherwise now or thereafter.

(f)	The supervision, observation and exercise of rights arising from calls, conversions and exchanges offers, repayments in full or in part, subscription rights, as well as all other notices, offers and communications concerning the Shares shall be the responsibility of the Pledgor. Provided an Enforcement Event has occurred and is continuing, the Administrative Agent shall be entitled but not obliged to use or exercise such rights or to do such acts on behalf of the Pledgor.

(g)	The Pledgor acknowledges and agrees that each entity that becomes a Secured Party after the date of this Agreement shall be a Pledgee under this Pledge. Such entity shall become a Pledgee on the date on which it becomes a Secured Party under the Credit Agreement.

Pledge of Shares of Bausch & Lomb Fribourg Sàrl

3.	PRESERVATION OF SECURITY

(a)	The security constituted by this Pledge shall be continuing and will extend to the ultimate balance of the Secured Obligations, regardless of any intermediate payment or discharge in part (whether in respect of this Pledge, any other security or otherwise).

(b)	The obligations of the Pledgor hereunder shall not be affected by any act, omission or circumstances which, but for this provision, might operate to release or otherwise exonerate the Pledgor from its obligations hereunder or affect such obligations whether or not known to the Pledgor or any of the Pledgees including without limitation:

(i)	any time, waiver or concession granted to or composition with the Pledgor or any other party to the Loan Documents;

(ii)	the taking, variation, extension, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any terms of any Loan Document or any rights or remedies against, or securities granted by the Pledgor or any party to the Loan Documents;

(iii)	any irregularity, partial invalidity or unenforceability of any obligations of the Pledgor or any party to the Loan Documents or any present or future law or order of any government or authority (whether of right or in fact) purporting to reduce or otherwise affect any of such obligations and the Pledgor’s obligations under this Pledge and this security shall remain in full force and this Pledge shall be construed accordingly as if there were no such irregularity, unenforceability, invalidity, law or order; and

(iv)	any legal limitation, disability, incapacity or other circumstances relating to the Pledgor or any party to the Loan Documents or any other person or any amendment to or variation of the terms of the Loan Documents or any other document or security.

Pledge of Shares of Bausch & Lomb Fribourg Sàrl

(c)	Provided an Enforcement Event has occurred and is continuing, the Pledgor waives any right it may have of first requiring the Administrative Agent (acting for itself and for and on behalf of the Secured Parties) to proceed or to take legal action against or claim payment from the Pledgor or any party to the Loan Documents or to enforce any guarantee, pledge or other security before enforcing and realising this Pledge. In particular, the Pledgor waives its right of objection pursuant to art. 41 SchKG of first requiring the Administrative Agent (acting for itself and for and on behalf of the Secured Parties) to enforce and realise the Shares subject of this Pledge.

(d)	This Pledge shall be cumulative, independent of, in addition to and shall not in any way be prejudiced by any other pledge or other security or guarantee now or hereafter held by the Administrative Agent (acting for itself and for and on behalf of the Pledgees) or the Pledgees with respect to any Secured Obligations. None of such other securities shall prejudice, or be prejudiced by, or shall be merged in any way with this Agreement.

4.	REPRESENTATIONS, WARRANTIES AND UNDERTAKINGS

(a)	The Pledgor hereby warrants and represents to the Administrative Agent and to the Secured Parties that on the date of this Agreement with reference to the facts and circumstances then existing:

(i)	any and all representations and warranties made by the Parent Borrower in the Credit Agreement, including, but not limited to, in Section 5.01 (Existence, Qualification and Power; Compliance with Laws), 5.02 (Authorization; No Contravention), 5.04 (Binding Effect), 5.06 (Litigation), 5.10 (Taxes) and 5.16 (Solvency) of the Credit Agreement are mutatis mutandis true and accurate as regards the Pledgor and this Pledge;

Pledge of Shares of Bausch & Lomb Fribourg Sàrl

(ii)	the Pledgor is and will be the sole owner of the Shares and the Shares are and will continue to be free and clear of any third party rights or of any Lien (except as created under this Agreement or expressly permitted pursuant to Section 7.01 of the Credit Agreement);

(iii)	the Shares represent 100% of the entire issued and fully paid-up capital of the Swiss Company and the Shares have been validly issued, are fully paid-in, duly authorized and there are no moneys or liabilities outstanding in respect of the Shares;

(iv)	no partners’ resolutions regarding changes in the articles of association of the Swiss Company have been passed that are not entered into the commercial register of the Swiss Company;

(v)	the Swiss Company has no loan or similar arrangement outstanding which could result in a violation of art. 800 and 678 et seqq. CO nor will any such loans or similar arrangements be made in the future;

(vi)	the written information provided by the Pledgor to the Pledgees is correct and complete in all material respects in relation to this Agreement;

(vii)	the Swiss Company has not issued any nominative security (Namenpapier) in respect of the Shares in accordance with art. 784 para. 1 of the Swiss Code of Obligations;

(viii)	the Shares are not and will not be subject to any options to purchase or similar rights of any person or to any outstanding agreements between the Pledgor and any third party that could negatively affect the validity and/or enforceability of this Pledge.

(b)	The Pledgor undertakes that during the lifetime of this Agreement (i) it will remain the sole owner of the Shares and (ii) it shall ensure that the security interest created by or pursuant to this Agreement will at all times be a first ranking pledge pursuant to art. 884 et seqq. CC, in particular pursuant to art. 893 CC.

Pledge of Shares of Bausch & Lomb Fribourg Sàrl

(c)	The Pledgor hereby further undertakes that it shall not, save as contemplated in the Credit Agreement, during the lifetime of this Agreement:

(i)	take or permit to be taken any action whereby the security created hereby would be prejudiced or the rights attaching hereunder to the Shares are altered or diluted in such way that it would have a material adverse effect on the Pledgees and their rights hereunder or on the value of the Shares, including the right to enforce the security interest created hereunder or to freely transfer the Shares upon enforcement of said security interest or amending the nominal value of the Shares;

(ii)	amend the articles of association of the Swiss Company to an extent which would materially adversely affect the rights of the Pledgees hereunder, including the right to enforce the security interest created hereunder or to freely transfer the Shares upon enforcement of said security interest;

(iii)	in the event of any increase in the capital of the Swiss Company, allow any party other than itself to subscribe for and fully pay any newly issued Shares of the Swiss Company;

(iv)	subscribe to or acquire any newly issued Shares of the Swiss Company without promptly pledging such Shares thereafter to the Administrative Agent (acting for itself and for and on behalf of the Secured Parties);

(v)	cause the distribution, payment or delivery of any Pledged Assets to anyone other than the Administrative Agent (acting for itself and for and on behalf of the Secured Parties) unless permitted under the Credit Agreement; and

(vi)	cause the Swiss Company to issue any certificate evidencing the ownership over the Shares in accordance with art. 784 para. 1 of the Swiss Code of Obligations.

(d)	The Pledgor shall inform the Administrative Agent on any litigation process whatsoever which have been started after the date of this Agreement with respect to the Shares and which might materially adversely affect the security interest of the Pledgees.

Pledge of Shares of Bausch & Lomb Fribourg Sàrl

5.	VOTING RIGHTS

(a)	Provided no Enforcement Event has occurred and is continuing, all voting rights in the Shares shall remain with the Pledgor provided that such rights shall not be exercised in any manner which would be inconsistent with the terms of any of the Loan Documents or would have a material and adverse effect on the Administrative Agent, the Pledgees or on the Pledged Assets, in particular on the existence or value of all or part of the Shares, or on the ability of the Administrative Agent to transfer all or part of the Shares by or pursuant to this Agreement or by law.

(b)	Provided an Enforcement Event has occurred and is continuing and the Administrative Agent has notified in writing the Dutch Subsidiary Borrower and the Pledgor of the suspension of the Pledgor’s voting rights as set forth in this Clause 5, the Administrative Agent may, at its discretion, exercise any voting rights relating to the Shares and all other powers, rights and benefits conferred on or exercisable by the holders of such securities.

(c)	In order to enable the Administrative Agent to exercise such voting rights, the Pledgor shall deliver to the Administrative Agent, simultaneously with the signing of this Agreement, a power of attorney in favour of the Administrative Agent in the form set out in Schedule 4 hereto, and at any time thereafter, such forms of proxy or other appropriate forms of authorisation.

(d)	Given the case that all Enforcement Events have been cured or waived, the Pledgor shall have the exclusive right to exercise the voting rights that the Pledgor would otherwise be authorized to exercise pursuant to the terms of this Clause 5.

6.	DIVIDENDS

(a)	Unless an Enforcement Event has occurred and is continuing, the payment of Dividends shall be made to the Pledgor as well as other moneys paid on or derived from the Shares.

(b)

Provided an Enforcement Event has occurred and is continuing and the Administrative Agent has notified in writing the Dutch Subsidiary Borrower and the Pledgor of the suspension of the Pledgor’s right to receive Dividends, the Pledgor

Pledge of Shares of Bausch & Lomb Fribourg Sàrl

shall cause the Swiss Company to distribute Dividends according to the instructions of the Administrative Agent and shall do all acts and things which are necessary to enable the Administrative Agent (acting for itself and for and on behalf of the Secured Parties) to collect such Dividends and other moneys paid directly from the Swiss Company. Such Dividends to be applied as though they were the proceeds of enforcement under this Agreement.

(c)	Given the case that all Enforcement Events have been cured or waived, the Administrative Agent shall promptly repay to the Pledgor (without interest) all Dividends that the Pledgor would otherwise be permitted to retain pursuant to the terms of this Clause 6.

7.	ENFORCEMENT AND APPLICATION OF PROCEEDS

(a)	Upon the occurrence and during the continuance of an Enforcement Event, the Administrative Agent shall be entitled to exercise, upon ten days written notice to the Pledgor, all the rights and powers conferred to it under or pursuant to this Agreement and in particular, without regard to the provisions of SchKG, to realize any or all of the Pledged Assets by private sale (“vente de gréà gré/Private Verwertung”) as, in its sole and absolute discretion, is necessary or appropriate to cover the Secured Obligations and to apply the net proceeds in settlement of all the Secured Obligations, including, but not limited to, principal, contractual and penalty interests, commissions, charges and costs in accordance with the terms of the Credit Agreement. Any surplus following satisfaction of the Secured Obligations shall be paid by the Administrative Agent to the Pledgor or as directed by the Pledgor.

(b)	The Administrative Agent shall be entitled to notify the Swiss Company of the occurrence of an Enforcement Event. The Pledgor hereby agrees that on or after the date of such notification the Swiss Company, subject to the applicable provisions of Swiss law, shall follow the instructions given by the Administrative Agent in relation to the Pledged Assets

(c)	Upon the occurrence and during the continuance of an Enforcement Event, the Administrative Agent shall also be entitled to acquire from the Pledgor all or part of the Pledged Assets for cash consideration equal to the fair market value of the Pledged Assets, such fair market value to be computed by an independent expert

Pledge of Shares of Bausch & Lomb Fribourg Sàrl

using a valuation methodology generally recognized as standard market practice in the field of corporate finance, it being understood that the Administrative Agent (acting for itself and for and on behalf of the Secured Parties) will be entitled to set off the proceeds of such acquisition against the Secured Obligations.

(d)	The Pledgor hereby consents to approve the transfer of the Shares to any transferee who/which would acquire the Shares in connection with the enforcement of this Pledge and the Pledgor authorises the Administrative Agent to notify this approval to the Swiss Company to enable the registration of said transferee in the share register of the Swiss Company.

(e)	The Administrative Agent shall incur no liability in the event that it does not exercise, or exercise only partially, its rights to realise the Pledged Assets.

8.	FURTHER ASSURANCE

(a)	The Pledgor shall promptly upon reasonable request of the Administrative Agent do at its own costs – or cause to be done – all things (including, without limitation, grant access to records the delivery, transfer, assignment or payment of all or part of the Pledged Assets to the Administrative Agent (acting for and on behalf of the Secured Parties), and the passing of partners’ resolutions (including, without limitations, partners’ resolutions which effect the transfer of all or part of the Pledged Assets to the Administrative Agent (acting for itself and for and on behalf of the Secured Parties) and execute all documents that are required or are reasonably requested by the Administrative Agent for the purpose of the exercise of the rights of the Administrative Agent or the Pledgees hereunder or under any Loan Document or for perfecting the Pledge.

(b)	The Pledgor shall, upon demand from the Administrative Agent, after the security constituted by this Agreement has become enforceable under Clause 7, (i) execute all documents and do all other things that the Administrative Agent may reasonably require to facilitate the enforcement of this Pledge and (ii) subject to the applicable provisions of Swiss law, shall follow the instructions given by the Administrative Agent in relation to the Pledged Assets.

Pledge of Shares of Bausch & Lomb Fribourg Sàrl

9.	WAIVERS, REMEDIES CUMULATIVE

(a)	The rights, powers and remedies provided in this Agreement are cumulative and are not, nor are they to be construed as, exclusive of any rights, powers or remedies provided by law or otherwise.

(b)	No failure on the part of the Administrative Agent or the Pledgees to exercise, nor any delay on their part in exercising, any of their respective rights, powers and remedies provided by this Agreement or by law (collectively the “Rights”) shall operate as a waiver thereof, nor shall any single or partial waiver of any of the Rights preclude any further or other exercise of that one of the Rights concerned or the exercise of any other of the Rights.

10.	INDEMNITY

Section 5.03 of the Foreign Subsidiary Guaranty shall be applicable mutatis mutandis to this Agreement and to the indemnification obligations of the Pledgor under this Agreement.

11.	POWER OF ATTORNEY

(a)	The Pledgor hereby by way of security and in order to more fully secure the performance of its obligations hereunder appoints the Administrative Agent to be its attorney acting severally, and on its behalf and in its name or otherwise to do all acts and things and to sign, execute, deliver, perfect and do all deeds, instruments, documents, acts and things which are required after the security interest created hereunder has become enforceable for carrying out any obligation imposed on the Pledgor by or pursuant to this Agreement and provided that the Pledgor has not carried out such obligation in accordance with the terms of this Agreement (should such obligation be performed by the Pledgor and not by the Administrative Agent), for enabling the Administrative Agent to exercise its respective powers conferred on it by or pursuant to this Pledge or by law, in particular in connection with a private realization (“Private Verwertung”) of the Pledged Assets.

(b)	The Pledgor hereby ratifies and confirms and agrees to ratify and confirm any and all acts carried out by the Administrative Agent in the proper exercise of the powers conferred on it pursuant to Clause 11 (a) above.

Pledge of Shares of Bausch & Lomb Fribourg Sàrl

12.	NOTICES

(a)	Each notice or other communication to be given under this Agreement shall be given in writing (including by facsimile transmission) in English and shall be given as provided in Section 10.02 of the Credit Agreement.

(b)	Without prejudice to any other method of service of notices and communications provided by law, any notice or other communication to be given by one party to another under this Agreement shall (unless one party has by 15 days’ prior notice to the other party specified another address) be given to that other party, in the case of the Pledgor and the Administrative Agent, at the respective addresses given in section (c) below and shall be effective only when received.

(c)	The addresses referred to in section (b) above are:

(i)	the Pledgor:

Bausch & Lomb B.V.

Koolhovenlaan 110

1119 NH Schiphol-Rijk

The Netherlands

Fax:           +31 20 6554 651

Attention:  Financial Controller

With a copy to:

Bausch & Lomb Incorporated

One Bausch & Lomb Place

Rochester, NY 14604 – 2701, USA

Fax:            +1 585 338 6007

Telephone: +1 585 338 6409

Electronic Mail: rstiles@bausch.com

Attention: Robert B. Stiles

Pledge of Shares of Bausch & Lomb Fribourg Sàrl

(ii)	the Administrative Agent:

Citibank, N.A., as Administrative Agent

1615 Brett Road, Building III,

New Castle, DE 19720, USA

Telephone: +1 302 894 6010

Fax:            +1 212 994 0847

Email: global.loans.support@citi.com

13.	AMENDMENTS

To the extent permitted under the Credit Agreement, changes and amendments to this Agreement, including this clause 13, shall be made in writing and signed by all parties hereto.

14.	THE ADMINISTRATIVE AGENT

(a)	For Swiss Law purposes, the Administrative Agent shall be and shall be deemed to be the agent and representative (“représentant/Stellvertreter”) of each of the Secured Parties for the purposes of this Agreement, without any prejudice to Section 9.01 (c) of the Credit Agreement or to the rights and duties laid upon the Administrative Agent under the laws applicable to the Loan Documents.

(b)	The Administrative Agent shall have a full and unfettered right to assign or otherwise transfer the whole or any part of the benefit of this Agreement to any person to whom all or any part of its rights, benefits and obligations under the Loan Documents are assigned or transferred in accordance with the provisions of the Loan Documents. The Administrative Agent shall be entitled to disclose any information concerning this Agreement to any such assignee or successor or any participant or proposed assignee, successor or participant subject to the provisions of the Loan Documents.

15.	COSTS AND EXPENSES

The Pledgor shall bear all reasonable documented costs and expenses (including, without limitation, reasonable legal fees, stamp duties or other duties) incurred in connection with the preparation, the execution, perfection, implementation or release

Pledge of Shares of Bausch & Lomb Fribourg Sàrl

of the Pledge hereby constituted or the exercise of any rights hereunder and the Pledgor shall reimburse and indemnify the Administrative Agent and the Pledgees for any such costs or expenses reasonably incurred by them.

16.	SEVERABILITY OF PROVISIONS

If, at any time, any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under the terms of a jurisdiction, such illegality invalidity or unenforceability shall neither (i) affect or impair the remaining provisions of this Agreement, nor (ii) affect or impair the legality, validity or enforceability of such provisions in any other jurisdiction, and the parties will negotiate in good faith to replace the relevant provision by another provision reflecting as closely as possible the original intention and purpose of the parties.

17.	RELEASE

Upon (i) the Secured Obligations being paid and discharged in full in accordance with Section 5.10(a) of the Foreign Subsidiary Guaranty, or (ii) the Pledgor ceasing to be a Guarantor as provided in Section 5.10(b) of the Foreign Subsidiary Guaranty provided that the Lenders shall have consented to such transaction (to the extent required by the Credit Agreement) and the terms of such consent did not provide otherwise or (iii) any sale or other transfer by the Pledgor of the Pledged Assets that is permitted under the Credit Agreement to any Person that is not the Parent Borrower or a Guarantor (each as defined in the Credit Agreement), or upon the effectiveness of any written consent to the release of the security granted hereby pursuant to Section 9.11 of the Credit Agreement, the Administrative Agent (acting for itself and for and on behalf of the Secured Parties) shall release and/or return the Pledged Assets to the Pledgor.

In connection with any termination or release pursuant to this Clause 17, the Administrative Agent shall execute and deliver to the Pledgor, at the Pledgor’s expenses, all documents that the Pledgor shall reasonably request to evidence such termination or release, in each case in accordance with the terms of Section 9.11 of the Credit Agreement.

Pledge of Shares of Bausch & Lomb Fribourg Sàrl

Any Pledged Assets so to be released and/or returned, as the case may be, shall be delivered net of any transfer taxes or other expenses in connection with such release and return or reassignment, respectively. The Administrative Agent shall not be deemed to have made any representation or warranty with respect to any Pledged Assets so released or returned.

18.	NON-ASSIGNMENT

The rights, interests and obligations of the Pledgor under this Agreement are personal to it. Accordingly, they are not capable of being assigned, transferred or delegated in any manner. The Pledgor undertakes that it shall not at any time assign or transfer, or attempt to assign or transfer, any of its rights, interests or obligations under or in respect of this Agreement to any person.

19.	GOVERNING LAW AND JURISDICTION

(a)	This Pledge shall be governed by and construed in accordance with the substantive laws of Switzerland.

(b)	Any and all litigation to which this Agreement may give rise shall be subject to the exclusive jurisdiction of the Court of the Canton of Fribourg, venue being Fribourg, with reservation of the right of appeal to the Swiss Federal Court in Lausanne. The Parties hereto submit hereby to the jurisdiction of said Court. The Administrative Agent and each Pledgee reserve the right to bring an action against the Pledgor at its place of domicile or before any other competent court or authority.

The Pledgor hereby elects special legal domicile pursuant to art. 50 para. 2 SchKG at the offices of the Swiss Company, being presently 36, rue de Lausanne, CH-1700 Fribourg, Switzerland.

20.	COUNTERPARTS

This Agreement may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

Pledge of Shares of Bausch & Lomb Fribourg Sàrl

IN WITNESS WHEREOF this Agreement has been duly executed and delivered on the date which appears first on page 1.

BAUSCH & LOMB B.V.,

By:
Name:	A. Robert D. Bailey
Title:	Management Board member

[Signature Page to Pledge of Shares of Bausch & Lomb Fribourg Sàrl]

BAUSCH & LOMB B.V., by

CITIBANK, N.A., as Administrative Agent

By:
	Name:	Michael Zicari
	Title:	Vice President

By:
Name:
Title:

THE SECURED PARTIES, REPRESENTED BY CITIBANK, N.A.

By:
	Name:	Michael Zicari
	Title:	Vice President

By:
Name:
Title:

Pledge of Shares of Bausch & Lomb Fribourg Sàrl

SCHEDULE 4

FORM OF POWER OF ATTORNEY

Power of Attorney for the representation at partners’ meetings

In connection with the Pledge of Shares of Bausch & Lomb Fribourg Sàrl between Bausch & Lomb B.V. as Pledgor and Citibank, N.A., acting as Administrative Agent for itself and for and on behalf of the Secured Parties as Pledgees, dated on or about 15 June 2012, the undersigned hereby authorises by way of power of attorney Citibank, N.A. to represent it upon the occurrence and during the continuance of an Enforcement Event (as defined in the Pledge of Shares) and at any time thereafter at any ordinary or extraordinary partners’ meeting of Bausch & Lomb Fribourg Sàrl.

The grantor of the Power of Attorney hereby authorises Citibank, N.A., upon the occurrence and during the continuance of an Enforcement Event to vote for, approve of and to implement any and all resolutions in the name of the undersigned, to participate at all meetings, to draw up and sign all documents and certificates, to apply for registration and to give confirmation.

Citibank, N.A., is authorised to represent several principals, to act itself as a party and/or to substitute itself by a third party.

This Power of Attorney shall not lapse on bankruptcy of Bausch & Lomb B.V..

This Power of Attorney is subject to the substantive laws of Switzerland.

Place, date:

Bausch & Lomb B.V.

By:
Title:

Pledge of Shares of Bausch & Lomb Fribourg Sàrl